CELERICA INC.

INTERIM REPORT

(Unaudited)

AT JUNE 30, 2006

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CELERICA INC.

INTERIM REPORT

(Unaudited)

AT JUNE 30, 2006

TABLE OF CONTENTS

Page
AUDITORS’ REVIEW REPORT	2
CONDENSED CONSOLIDATED INTERIN FINANCIAL
STATEMENTS - IN U.S. DOLLARS ($):
Balance sheet	3
Statements of operations	4
Statements of cash flows	5
Notes to the financial statements	6-7

__________

_______________

__________

August 23, 2006

To the Board of Directors of

Celerica Inc.

Re:	Review of condensed consolidated unaudited interim financial statements for the six and three month periods ended June 30, 2006

At your request, we have reviewed the condensed consolidated interim balance sheets of Celerica Inc.
(the “Company”) and its subsidiary as of June 30, 2006 and the condensed consolidated statements of operations and cash flows for the six and three month periods then ended.

Our review was performed in accordance with the procedures prescribed by the Institute of Certified Public Accountants in Israel. Inter-alia, these procedures include: reading of the aforementioned financial statements, reading of minutes of meetings of stockholders, the board of directors and its committees and making inquiries of company officers responsible for financial and accounting matters.

Since our review was limited in scope and did not constitute an audit in accordance with generally accepted auditing standards, we do not express an opinion on the consolidated interim financial statements.

During our review, nothing came to our attention that indicated that significant adjustments should be made in the said interim condensed consolidated financial statements in order for them to be considered as having been prepared in accordance with accounting principles generally accepted in the United States.

The financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 3 to the financial statements, the Company incurred significant losses since inception. This raises a substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. See also note 4 for the merger agreement, which the Company’s shareholders approved in May 2006.

Sincerely yours,

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CELERICA INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

At June 30, 2006

(In thousands, except share data)

June 30		December 31,
2006	2005	2005
(Unaudited)		(Audited)

A s s e t s
CCURRENT ASSETS:
Cash and cash equivalents	$222	$2,538	$1,041
Restricted cash		57	57
Accounts receivable:
Trade	388	608	1,019
Other	133	129	74
Inventories	1,464	3,238	1,633
T o t a l current assets	2,207	6,570	3,824
LONG-TERM RECEIVABLES:
Deposits	22	42	46
Employee rights upon retirement funds	88	114	120
	110	156	166
PROPERTY, PLANT AND EQUIPMENT
Cost	2,023	1,990	2,049
L e s s accumulated depreciation	1,534	1,334	1,438
	489	656	611
	$2,806	$7,382	$4,601
Liabilities and stockholders’ equity
CURRENT LIABILITIES:

Short term loan	$249
Accounts payable and accruals:
Trade	348	468	1,065
Other	355	425	522
T o t a l current liabilities	952	893	1,587
LONG-TERM LIABILITIES -
Liability for employee rights upon retirement	72	79	79
T o t a l liabilities	1,024	972	1,666
STOCKHOLDERS’ EQUITY:
Common stock of $ 0.001 par value:
authorized - 180,000,000; issued and paid - 33,011,251
as of June 30, 2006, June 30, 2005 and December 31, 2005	33	33	33
New Preferred A shares of $ 0.001 par value: authorized -
121,000,000; issued and paid - 119,771,322 as of June 30, 2006,
June 30, 2005 and December 31, 2005	120	120	120
Preferred A-1 shares of $ 0.001 par value: authorized
issued and paid - 4,000,000 as of June 30, 2006 and
December 31, 2005	4		4
Additional paid-in capital	30,629	30,483	30,629
Accumulated deficit	(29,004)	(24,226)	(27,851)
	1,782	6,410	2,935
	$2,806	$7,382	$4,601

The accompanying notes are an integral part of these condensed financial statements.

CELERICA INC.

CONDENSED

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS PERIOD ENDED JUNE 30, 2006

(In thousands)

Six months ended June 30		Three months ended June 30
2006	2005	2006	2005
(Unaudited)		(Unaudited)

REVENUES	$607	$931	$363	$16
COST OF REVENUES	442	664	279	10
GROSS PROFIT	165	267	84	6

RESEARCH AND DEVELOPMENT EXPENSES	804	1,551	402	857
SELLING, MARKETING GENERAL AND
ADMINISTRATIVE EXPENSES	525	1,118	264	514
LOSS FROM ORDINARY OPERATIONS	1,164	2,402	582	1,365
FINANCIAL INCOME (EXPENSES), net	11	(66)	(4)	(6)
LOSS FOR THE PERIOD	$1,153	$2,468	$586	$1,371

The accompanying notes are an integral part of these condensed financial statements.

CELERICA INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS PERIOD ENDED JUNE 30, 2006

(In thousands)

	Six months ended June 30
	2006	2005
	(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
Loss for the period	$(1,153)	$(2,468)
Adjustments to reconcile loss to net cash used in
operating activities:
Depreciation	116	98
Liability for employee rights upon retirement	(7)	14
Amortization of deferred stock compensation		47
Interest in respect of convertible shareholders’ loans		56
Erosion of restricted cash		4
Capital loss (gain)	(9)	10
Changes in operating asset and liability items:
Decrease (increase) in accounts receivable	572	(159)
Decrease in accounts payable and accruals	(884)	(352)
Decrease (increase) in inventories	169	(359)
Net cash used in operating activities	(1,196)	(3,109)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of fixed assets	(6)	(83)
Long term loan to employee - grant		(11)
Proceeds from sale of property	21	1
Deposits - net	24	(3)
Restricted cash	57	92
Employee rights upon retirement funds	32	(20)
Net cash provided by (used in) investing activities	128	(24)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of shares, net		4,062
Receipt of short term loan	249
Net cash provided by financing activities	249	4,062
DECREASE IN CASH AND CASH EQUIVALENTS	819	929
BALANCE OF CASH AND CASH EQUIVALENTS
AT BEGINNING OF PERIOD	1,041	1,608
BALANCE OF CASH AND CASH EQUIVALENTS
AT END OF PERIOD	$222	$2,537

The accompanying notes are an integral part of these condensed financial statements.

CELERICA INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AT JUNE 30, 2006

(UNAUDITED)

1.

Celerica Inc. - a U.S. corporation (hereafter - the company) - was incorporated and commenced operations on July 18, 2000. The Company and its wholly-owned subsidiary - Celerica Ltd. (hereafter - the subsidiary), are engaged in the development, production and marketing of wireless solutions for the cellular industry.

Through June 30, 2006, the accumulated research and development expenses, net, amounted to $20,517,000 and the accumulated selling, marketing, general and administrative expenses amounted to $10,367,000.

2.

The interim statements at June 30, 2006 and for the six and three month periods then ended (the "interim statements") were drawn up in condensed form, in accordance with generally accepted accounting principles applicable to interim statements. Thus, the accounting principles applied in preparation of the interim statements are consistent with those applied in the annual financial statements. Nevertheless, the interim statements do not include all the information and explanations required for annual financial statements.

3.

The Company and the subsidiary have incurred losses since inception. This raises doubts as to the Company's ability to continue as a going concern, which depends, inter alia, on its ability to raise the necessary funds until reaching profitable results.  These financial statements have been prepared assuming that the group will continue as a going concern and do not include any adjustments that might result from the outcome of this uncertainty.

4.

On May 22, 2006 the Company’s Board of Directors approved a consummation of a merger agreement whereby the acquiring entity will purchase all outstanding shares of the Company, in exchange for shares of the acquiring entity. The effective date of the certification of this merger was July 3, 2006.

As a part of the transaction, current shareholders of the Company gave the Company a loan of $250 thousand, bearing an annual interest of 8%.

5.

Recent accounting pronouncements:

FAS 123 (revised 2004) Share-based Payment

Prior to January 1, 2006, the Company accounted for employee stock-based compensation under the intrinsic value model in accordance with Accounting Principles Board Opinion No. 25 - “Accounting for Stock Issued to Employees” (“APB 25”) and related interpretations. In addition, in accordance with FAS 123 No. “Accounting for Stock-Based Compensation” (“FAS 123”), which was issued by the Financial Accounting Standards Board ("FASB"), the Company disclosed pro forma data assuming it had accounted for employee share option grants using the fair value-based method defined in FAS 123.

In December 2004, the FASB issued the revised FAS No. 123R “Share-Based Payment” (FAS 123R), which addresses the accounting for share-based payment transactions in which a company obtains employee services in exchange for (a) equity instruments of a company or (b) liabilities that are based on the fair value of a company’s equity instruments or that may be settled by the issuance of such equity instruments. In March 2005, the SEC issued Staff Accounting Bulletin No. 107 (SAB 107) regarding the SEC's interpretation of FAS 123R.

CELERICA INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AT JUNE 30, 2006

(UNAUDITED)

5

Recent accounting pronouncements (continued):

FAS 123 (revised 2004) Share-based Payment (continued)

FAS 123R  eliminates the ability to account for employee share-based payment transactions using APB Opinion No. 25 - “Accounting for Stock Issued to Employees”, and requires instead that such transactions be accounted for using the grant-date fair value based method. FAS 123R is effective as of the annual reporting period that begins after June 15, 2005. FAS 123R applies to all awards granted or modified after the effective date of the standard. In addition, compensation cost for the unvested portion of previously granted awards that remain outstanding on the Statement’s effective date shall be recognized on or after the effective date, as the related services are rendered, based on the awards’ grant-date fair value as previously calculated for the pro-forma disclosure under FAS 123.

The Company implemented FAS 123R, as of January 1, 2006, using the modified prospective application transition method, as permitted by FAS 123R. Under such transition method, the Company’s financial statements for periods prior to the effective date of FAS 123R (January 1, 2006) have not been restated. As a result of the adoption, the Company reduced the deferred share-based compensation against the additional paid in capital.